                            SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SCS/Compute, Inc.
                               -----------------
                (Name of Registrant as Specified in its Charter)
    -----------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2)
    of Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1)      Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------

    2)      Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

            -------------------------------------------------------------------

    4)      Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------

    5)      Total fee paid:

            -------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1)      Amount previously paid:

            -------------------------------------------------------------------

    2)      Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------

    3)      Filing party:

            -------------------------------------------------------------------

    4)      Date filed:

            -------------------------------------------------------------------

                               SCS/COMPUTE, INC.

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 1995

   The Annual Meeting of the stockholders of SCS/Compute, Inc. (the "Company") will be held at the Hyatt Regency, 1 St. Louis Union Station, St. Louis, Missouri, 63103, on Wednesday, June 7, 1995 at 10:00 a.m. central daylight time for the following purposes:

 1. To elect one director for a term expiring in 1998.

 2. To consider and act upon a proposal to ratify the appointment of Price Waterhouse as independent auditors of the Company for the fiscal year ending January 31, 1996; and

 3. To transact such other business as may properly come before the meeting.


   Only stockholders of record as of the close of business on May 3, 1995 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

   IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU LATER FIND THAT YOU CAN BE PRESENT OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING.

                                         Charles G. Wilson
                                         Secretary


May 10, 1995

                               SCS/COMPUTE, INC.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

   The enclosed form of proxy is solicited by and on behalf of the Board of Directors of SCS/Compute, Inc. (the "Company") for use at the Annual Meeting of stockholders to be held on June 7, 1995 at the Hyatt Regency, 1 St. Louis Union Station, St. Louis, Missouri, 63103, at 10:00 a.m. central daylight time and at any adjournments thereof. The stockholder giving the proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company, 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131; by properly submitting to the Company a duly executed proxy bearing a later date; or by attending the meeting and voting in person. The proxy will be voted as specified by the stockholder in the spaces provided therefor, or if no specification is made, it will be voted for the election of the nominee named herein as a director and for the proposal to ratify the appointment of Price Waterhouse as independent auditors of the Company for the fiscal year ending January 31, 1996.

   The mailing address of the principal executive offices of the Company is 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131. This proxy statement and the accompanying proxy card are first being mailed to the stockholders of the Company on or about May 10, 1995.

                VOTING AND SECURITIES OF PRINCIPAL STOCKHOLDERS,
                        EXECUTIVE OFFICERS AND DIRECTORS

   Only stockholders of record at the close of business on May 3, 1995 are entitled to notice of, and to vote at, the 1995 Annual Meeting and any adjournments thereof. On May 3, 1995, the Company had outstanding 2,563,977 shares of Common Stock. Each outstanding share is entitled to one vote on all matters put to shareholder vote. The Board knows of no matters other than the election of a director and the ratification of independent accountants to be presented for consideration at the Annual Meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies. Because the Common Stock is entitled to vote on all matters at the 1995 Annual Meeting, a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the 1995 Annual Meeting. Votes cast by proxy or in person at the 1995 Annual Meeting will be tabulated by the inspectors of election appointed by the Board for the meeting.

   Shares which are entitled to vote but which are not voted at the direction of the beneficial owner ("abstentions") and shares represented by proxies or ballots which are marked "withhold authority" with respect to the election of the nominee for election as a director will be counted for the purpose of determining whether there is a quorum for the transaction of business at the 1995 Annual Meeting.

   Abstentions may be specified on Proposal 2 to ratify the appointment of independent auditors, but not the election of directors. However, marking the proxy to withhold votes for the nominee for election as a director has the practical effect of an abstention.

   The affirmative vote of a plurality of the shares represented at the meeting is required to elect directors. "Plurality" means that the nominee who receives the largest number of votes cast is elected as the Class II director. Consequently, any shares represented at the 1995 Annual Meeting, but not voted for any reason, have no impact on the election of directors.

   The affirmative vote of a majority of the shares represented at the meeting is required to ratify the appointment of the independent auditors. Votes withheld by brokers in the absence of instructions from street-name holders ("broker non-votes") will not be counted with respect to, and will have no effect on, whether the stockholders approve the proposal. Abstentions, however, are counted in determining whether the stockholders have approved the proposal and, thus, have the effect of a vote against the proposal.

   The following table and accompanying footnotes set forth information as of May 3, 1995 regarding all persons known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company. Also set forth is information regarding beneficial ownership of the Common Stock of the Company by the executive officers listed in the Summary Compensation Table under the caption "Executive Compensation" and by all executive officers and directors of the Company as a group. Except as noted below, the owners have sole voting and investment power with respect to such shares.

                                                          NUMBER OF
    NAME AND ADDRESS                                       SHARES                       PERCENTAGE
    ----------------------------------------------------------------------------------------------
    Robert W. Nolan, Sr.                                1,137,170  (1)                    43.70%
    12444 Powerscourt Dr., Suite 400
    St. Louis, Missouri 63131

    Nationwide Financial Services, Inc.                   188,100  (2)                     7.34%
    One Nationwide Plaza
    Columbus, Ohio 43216

    Principal Mutual Life Insurance Company                        (3)                       (3)
    55 High Street
    Des Moines, IA  50392-0800

    Charles G. Wilson                                      37,917  (4)                     1.47%

    Theodore W. Schroeder                                  11,667  (5)                       (6)

    Robert W. Nolan, Jr.                                   15,967  (7)                       (6)

    All executive officers and
    directors as a group (6 persons)                    1,203,821  (8)                    45.74%
    ----------------------------------------------------------------------------------------------

Notes:
(1) Includes 38,000 shares which Mr. Nolan, Sr. has exercisable options to purchase. Includes 16,600 shares held by Mr. Nolan, Sr.'s wife as trustee under various trusts for their children over which Mr. Nolan, Sr. is deemed to share voting and investing power but, with respect to which Mr. Nolan, Sr. disclaims beneficial ownership.

(2) Based on information contained in Amendment No. 2 to Schedule 13D filed March 12, 1990. Nationwide Financial Services, Inc. is the registered investment advisor to the record owners of these shares, Nationwide Separate Account Trust - Common Stock Fund, and Nationwide Investing Foundation - Nationwide Growth Fund which owns 43,100 and 145,000 shares, respectively. Each such other entity, and Nationwide Financial Services, Inc., disclaims beneficial ownership of the shares owned of record as described above.

(3) On April 30, 1994, the Company converted $3.5 million in outstanding principal balance on its senior secured note with the Principal Mutual Life Insurance Company (the "Principal") to 100,000 shares of its Series A Cumulative Preferred Stock (the "Preferred Shares"). The Preferred Shares carry liquidation and dividend preference over Common Stock, are redeemable at a premium by the Company until July 1, 1999, and are convertible at any time by the Principal into 33% of the then outstanding shares of the Company's common stock. No redemption or conversion has occurred since the issuance of the Preferred Shares.

(4) Includes 16,250 shares owned by Mr. Wilson and his wife over which he shares voting and investment power. Includes 5,000 shares owned by Mr. Wilson's minor children under the Missouri Uniform Gifts to Minors Act. Includes 16,667 shares which Mr. Wilson has exercisable options to purchase.

(5) Includes 6,667 shares which Mr. Schroeder has exercisable options to purchase. Mr. Schroeder and his wife share voting and investment power over these shares.

(6) Percentage of shares is less than 1% of the total shares issued and outstanding.

(7) Includes 6,667 shares which Mr. Nolan, Jr. has exercisable options to purchase. Includes 2,000 shares owned by Mr. Nolan, Jr. and his wife over which he shares voting and investment power.

(8) In addition to those shares designated as beneficially owned by the directors and executive officers named in the table above, the amount includes 1,000 shares owned by Robert A. Chlebowski and 100 shares owned by Dr. Irwin M. Jarett. Mr. Chlebowski and Dr. Jarett are directors who are not employees of the Company.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   The Bylaws of the Company provide for a classified Board of Directors with the Board divided into three classes with terms of three years each expiring at the Annual Meeting of stockholders in succeeding years. Class I consists of two Directorships and Classes II and III each consist of one Directorship. As set forth below, the stockholders will vote on the election of one individual to serve as the Class II Director for a term of three years.

   There are currently four (4) members of the Board of Directors.  Mr. Robert
W. Nolan, Sr. and Mr. Robert A. Chlebowski are Class I Directors. Mr. Nolan, Sr. has been a Class I Director since his election to the Board in 1981. Mr. Chlebowski was appointed to fill the vacant Class I Director position in July 1993. Mr. Chlebowski serves as an "independent director" of the Company, or stated differently, a director who is not an employee of the Company. The Class II Director position is filled by Dr. Irwin M. Jarett. Dr. Jarett was appointed to fill the vacant Class II position in October 1993, and also serves as an "independent director." Robert W. Nolan, Jr. is the Class III Director, and has served in this position since March 1993.

   Nasdaq by-laws require that listed companies maintain audit committees comprised of at least two independent directors. As described above, Mr. Chlebowski and Dr. Jarett both serve as independent directors of the Company, and are also members of the Board's Audit Committee.

   In the election of directors, each stockholder is entitled to one vote per share held. Stockholders do not have cumulative voting rights.

   The persons named in the enclosed form of proxy intend to vote such proxy "FOR" the election of the nominee named below as a Class II director of the Company to serve a term expiring at the 1998 Annual Meeting of stockholders, unless the stockholder indicates on the form of proxy that the vote should be withheld or unless the stockholder indicates contrary directions. The Board of Directors has no reason to doubt the availability of the nominee, and the nominee has indicated his willingness to serve if elected. If the nominee declines or is unable to serve, the Company intends that, in the discretion of the Board of Directors, either the size of the Board of Directors shall be reduced or the proxies will vote for a substitute nominee designated by the Board of Directors. The table and paragraph below set forth certain information about the nominee for the Class II director position:

                                                                                   BENEFICIAL OWNERSHIP
                                                                                  OF COMMON STOCK AS OF
                                                         TERM EXPIRING                 MAY 3, 1995
                                                         AT THE ANNUAL        --------------------------------
                                                           MEETING OF         NUMBER OF
NAME AND AGE                                CLASS          STOCKHOLDERS        SHARES               PERCENTAGE
- - --------------------------------------------------------------------------------------------------------------
Dr. Irwin M. Jarett, age 65                  II               1998              100                    (1)
- - --------------------------------------------------------------------------------------------------------------


(1) See Note 8 To "Voting and Securities of Principal Stockholders, Executive Officers and Directors."

   Dr. Irwin M. Jarett earned a Ph.D. in Accounting and Management from Louisiana State University and is co-founder and Chief Executive Officer of Graphic M*I*S, LP ("GMIS"), a Chicago-based software development and system consulting firm, a position he has held since 1984. He is an internationally known authority in computer graphics with 37 years of experience in accounting, computers and information systems consulting, and is the author of Financial Reporting Using Computer Graphics published in 1993 by John Wiley and Sons.
Dr. Jarett was appointed as an independent director of the Company on October 7, 1993, and has served in that capacity since that time.

   The table and paragraphs below set forth certain information about the directors continuing in office:

                                                                             BENEFICIAL OWNERSHIP
                                                                             OF COMMON STOCK AS OF
                                                                                  MAY 3, 1995
                                                                     ---------------------------------------
                                               CURRENT TERM          NUMBER OF
NAME AND AGE                                    EXPIRES IN             SHARES                   PERCENTAGE
- - ------------------------------------------------------------------------------------------------------------
Robert W. Nolan, Sr., age 51                       1997             1,137,170 (1)                 43.70%

Robert A. Chlebowski, age 46                       1997                 1,000 (2)                  (3)

Robert W. Nolan, Jr., age 29                       1996                15,967 (4)                  (3)
- - ------------------------------------------------------------------------------------------------------------

Notes:
(1) See Note 1 To "Voting and Securities of Principal Stockholders, Executive Officers and Directors."

(2) See Note 8 To "Voting and Securities of Principal Stockholders, Executive Officers and Directors."

(3) Percentage of shares is less than 1% of the total shares issued and outstanding.

(4) See Note 7 To "Voting and Securities of Principal Stockholders, Executive Officers and Directors."

   Robert W. Nolan, Sr., a certified public accountant and co-founder of the Company, has served as a director of the Company since its formation in February 1981. Since April 1990, Mr. Nolan, Sr. has served as the Chairman of the Board of Directors. He is also serving as the Company's Chief Executive Officer, a position he has held since September 1989. In 1992, Mr. Nolan, Sr. resumed the duties of President, the position he had previously held from 1981 to 1990.

   Robert A. Chlebowski is the President of St. Louis Leasing Corporation, a computer leasing concern, a position he has held since 1986. He was named St. Louis' Entrepreneur of the Year in 1992 by Ernst & Young, Merrill Lynch and Inc. Magazine. He began his career in the leasing industry as a regional marketing representative in 1978 for OPM Leasing. Mr. Chlebowski was appointed as an independent director of the Company on July 1, 1993, and has served in that capacity since then. He is also a director of Innovative Controls Systems, Inc. and Event Technologies.

   Robert W. Nolan, Jr. has been employed by the Company since 1987. He served in various marketing and sales positions from 1987 to 1989. He was named Director of Eastern Division Operations in 1990, and was appointed Vice President of Operations in May 1991 and Vice President of Product Development in January 1993. He became a Director of the Company in March of 1993 and has served in that capacity since then. Mr. Nolan, Jr. is the son of Mr. Nolan, Sr.

                            MEETINGS AND COMMITTEES

   During the fiscal year ended January 31, 1995 ("fiscal 1994"), the Board of Directors held eight meetings, including both regularly scheduled meetings and special meetings.

   The Company has a standing Audit Committee. Mr. Robert A. Chlebowski and Dr. Irwin M. Jarett serve as members of the Audit Committee, with Dr. Jarett serving as chairman. The Audit Committee held one meeting during fiscal 1994. Each year the Audit Committee recommends the appointment of a firm of independent public accountants to act as independent auditor for the Company during the coming year. In making this recommendation, the Audit Committee reviews the nature of services rendered or to be rendered to the Company by the independent public accountants. The Audit Committee also reviews with representatives of the independent public accountants the auditing arrangements and scope of their examination of the accounting records, the results of those audits, their fees, and any problems identified by the independent public accountants regarding internal accounting controls together with their recommendations.

   The Company has a standing Compensation Committee. Messrs. Nolan, Sr., Chlebowski and Dr. Jarett are members of the Compensation Committee, with Mr. Chlebowski serving as chairman. The Compensation Committee held two meetings during fiscal 1994. The Compensation Committee makes recommendations to the Board of Directors about the salaries of the officers (including those who are employee directors) and reviews the salaries of other key employees. The Compensation Committee is the Administrator of the Company's Stock Option Plan and in that capacity, grants stock options to officers and other key employees which then are submitted to the Board of Directors for ratification. The Compensation Committee also grants bonuses, subject to approval by the Board of Directors, and reviews or recommends to the Board of Directors any proposed plan or program that would benefit primarily the officers or other key employees.

   The Company does not have a nominating committee. The entire Board of Directors performs the function of a nominating committee. The Board of Directors will accept recommendations for nominations as directors from stockholders. Stockholders wishing to propose such nominees for consideration should write to Charles G. Wilson, Secretary, at the principal executive offices of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
   The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company for the past three fiscal years paid to the chief executive officer and the other executive officers of the Company whose total annual salary and bonus for fiscal 1994 exceeded $100,000.

                                                                                LONG-TERM
                                              ANNUAL COMPENSATION              COMPENSATION
                                      ------------------------------------     ------------
                                                                                SECURITIES
NAME AND                    FISCAL                            OTHER ANNUAL      UNDERLYING      ALL OTHER
PRINCIPAL POSITION           YEAR     SALARY      BONUS     COMPENSATION (1)     OPTIONS     COMPENSATION (2)
- - -------------------------------------------------------------------------------------------------------------
                                        ($)        ($)            ($)              (#)             ($)
Robert W. Nolan, Sr.         1994     $250,008   $ 78,523        $19,335          24,000         $ 1,806
Chairman, President and      1993      250,008          0         19,000               0           1,841
Chief Executive Officer      1992      227,083          0         29,080          36,000           2,927

Charles G. Wilson            1994      127,917     27,579              0          20,000           1,530
Executive Vice President,    1993      125,000          0              0               0           1,400
Secretary and Treasurer      1992      118,750          0          5,400               0           2,507

Theodore W. Schroeder        1994      118,747     36,829              0          20,000             573
Vice President               1993      109,992          0              0               0             574
Sales & Marketing            1992 (3)   50,413          0              0               0             126

Robert W. Nolan, Jr.         1994       86,250     27,579              0          20,000             589
V. P. Operations and         1993       74,000          0              0               0             523
Product Development          1992       69,000          0              0               0             992
- - -------------------------------------------------------------------------------------------------------------


Notes:
(1) Includes monthly auto allowance paid as follows: Mr. Nolan, Sr., $8,100 in 1992; Mr. Wilson, $5,400 in 1992. Includes professional fees associated with personal tax planning and compliance paid by the Company on behalf of Mr. Nolan, Sr., $19,335 in 1994, $19,000 in 1993 and $20,980 in 1992.

(2) In fiscal 1994, includes Company matching contributions to the SCS/Compute, Inc. 401(k) Plan as follows: Mr. Nolan, Sr., $915; Mr. Wilson, $913; Mr. Nolan, Jr., $180. In fiscal year 1994, includes life insurance premiums paid under the Company's employee benefit plans as follows: Mr. Nolan, Sr., $891; Mr. Wilson, $617; Mr. Schroeder, $573; Mr. Nolan, Jr., $409.

(3) Mr. Schroeder joined the Company on August 17, 1992.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The table below shows information concerning the grants of stock options pursuant to the SCS/Compute, Inc. Stock Option Plan (the Plan) during fiscal 1994 to the named executive officers. No Stock Appreciation Rights have ever been granted by the Company.

                               INDIVIDUAL GRANTS
- - -------------------------------------------------------------------------------------     POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                           NUMBER OF        PERCENT                                          ANNUAL RATES OF
                           SECURITIES       OF TOTAL                                    STOCK PRICE APPRECIATION
                           UNDERLYING       OPTIONS         EXERCISE OR                    FOR OPTION TERM **
                            OPTIONS         GRANTED             BASE                       ------------------
                            GRANTED       TO EMPLOYEES         PRICE      EXPIRATION       5 %         10 %
NAME                         (#) *       IN FISCAL YEAR        ($/SH)        DATE          ($)          ($)
- - --------------------------------------------------------------------------------------------------------------
Robert W. Nolan, Sr.         24,000            28.57%          $ 2.80        5/16/99      $18,566     $41,026
Charles G. Wilson            20,000            23.81%            2.80        5/16/99       15,472      34,189
Theodore W. Schroeder        20,000            23.81%            2.80        5/16/99       15,472      34,189
Robert W. Nolan, Jr.         20,000            23.81%            2.80        5/16/99       15,472      34,189
- - --------------------------------------------------------------------------------------------------------------

Notes:
* The options granted to the above executive officers were the only options granted under the Plan during the year. The options granted become exercisable on May 16, 1995, May 16, 1996, and May 16, 1997 in equal increments.
**       The dollar amounts under these columns are the results of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The table below shows information concerning the fiscal year-end value of unexercised stock options on January 31, 1995 held by each of the named executive officers. No stock options were exercised during the year ended January 31, 1995.

                                  NUMBER OF SECURITIES                         VALUE OF UNEXERCISED IN-
                                 UNDERLYING UNEXERCISED                          THE-MONEY OPTIONS AT
                             OPTIONS AT  FISCAL YEAR END (#)*                    FISCAL YEAR END ($)**
                            -----------------------------------           -----------------------------------
NAME                         EXERCISABLE         UNEXERCISABLE             EXERCISABLE         UNEXERCISABLE
- - --------------------------------------------------------------------------------------------------------------
Robert W. Nolan, Sr.            30,000               30,000                $   0                $         0
Charles G. Wilson               10,000               20,000                 1,250                         0
Theodore W. Schroeder                0               20,000                    0                          0
Robert W. Nolan, Jr.                 0               20,000                    0                          0
- - --------------------------------------------------------------------------------------------------------------

Notes:
 * Under the terms of the Company's Stock Option Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.
**     Represents the difference between the closing price of the Company's
Common Stock on January 31, 1995 as reported on the NASDAQ SmallCap Market and the exercise price of the options, multiplied by the number of underlying securities. No options held by Messrs. Nolan, Sr., Schroeder or Nolan, Jr., were in-the-money on January 31, 1995.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   SCS/Compute, Inc. believes that executive compensation should be linked to individual and Company performance, and the value delivered to shareholders. The Company has developed an incentive pay program which provides competitive compensation for its executive officers and other key employees, with both short-term and long-term compensation based on Company performance and related shareholder value.

   During fiscal 1992, the Company employed TPF&C, a Towers Perrin Company, to make a study on executive compensation and present the results of their study to the Compensation Committee. The TPF&C report was examined, and the Committee attempted to identify software competitors similar to SCS/Compute, Inc. and determine the range and nature of compensation provided to management of those companies. Based thereon, a compensation package was specifically designed for Robert W. Nolan, Sr. and was adopted effective July 1, 1992. At the time of adoption of Mr. Nolan, Sr.'s compensation package, the Compensation Committee consisted of two independent directors and Mr. Nolan, Sr. Mr. Nolan, Sr. abstained from voting on the adoption of his compensation package. Based upon the recognition of net losses by the Company in fiscal years 1992 and 1993, Mr. Nolan Sr. has not received a salary increase since the adoption of his compensation package.

   The Committee believes that stock options are an effective long-term award instrument because they focus management's attention on total stockholder return through share price appreciation. To this end, the Committee recommended, and the Board approved, the grant of stock options to the executive officers of the Company during the year ended January 31, 1995 (see "Option Grants in Last Fiscal Year"). Options were granted to each executive officer based upon individual and company performance during the fiscal year ended January 31, 1995 as of the date of grant.

   In order to retain and motivate key employees, the Company's Board of Directors adopted an Incentive Compensation Plan (the "Incentive Plan") on July 14, 1986. The Incentive Plan is designed to provide additional performance incentives to the Company's executive officers. Under the Incentive Plan effective for fiscal 1994, each participant was eligible to receive a bonus based upon a percentage of the pre-tax, pre-executive bonus profits of the Company. Amounts earned under the Incentive Plan for the year ended January 31, 1995 are included under the caption "Bonus" in the Summary Compensation Table.

                                     COMPENSATION COMMITTEE

April 26, 1995                       Robert A. Chlebowski, Chairman
                                     Dr. Irwin M. Jarett
                                     Robert W. Nolan, Sr.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

   During fiscal 1994, Robert W. Nolan, Sr., Chairman of the Board of Directors, President and Chief Executive Officer of the Company served on the Compensation Committee of the Board of Directors.

   At May 3, 1995, the Company had advances due from Mr. Nolan, Sr. totaling $130,974, consisting of a salary advance of $75,000, and other outstanding advances of $55,974 to companies that were owned by Mr. Nolan, Sr. Mr. Nolan, Sr. has executed a promissory note in favor of the Company for the outstanding advances bearing interest at the applicable federal rate maturing on May 15, 1996.

   In November 1994, Mr. Nolan, Sr. accepted an invitation to sit on the Board of Directors of St. Louis Leasing Corporation. Mr. Chlebowski, who is the chairman of the Company's Compensation Committee, is the president of St. Louis Leasing Corporation. The Board of Directors of St. Louis Leasing Corporation is responsible for setting the compensation package for Mr. Chlebowski.

   During fiscal year 1993, the Company entered into a three-year agreement with GMIS, whereby software developed by GMIS was merged with software developed by the Company and jointly marketed. Dr. Jarett, a director of the Company, is co-founder and Chief Executive Officer of GMIS. During fiscal 1994, the Company paid to GMIS $70,984 pursuant to the terms of the contract. The Board of Directors of the Company has determined that the contract is immaterial to the Company, Dr. Jarett, and GMIS, and therefore, does not interfere with Dr. Jarett's ability to serve as an independent director of the Company.

   On January 31, 1994, the Company established an unsecured $1,000,000 line-of-credit bearing an interest rate of 11.75% per annum and maturing on June 1, 1994 with St. Louis Leasing Corporation. The president of St. Louis Leasing Corporation, Robert A. Chlebowski, is also a director of the Company. As of January 31, 1994 the Company had outstanding draws on the line-of-credit of $250,000, which increased to $950,000 by April 21, 1994. The Company repaid the line of credit, including $18,539 in interest expense, by May 6, 1994. On that date, the Company obtained a new unsecured demand line-of-credit from St. Louis Leasing Corporation for $1,000,000 at an interest rate of 9.0% per annum maturing on June 1, 1995. As of April 30, 1995, no draws had been made on the new line-of-credit.

                         STOCK PRICE PERFORMANCE GRAPH

   Set forth below is a table comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on the NASDAQ Stock Market Index of U.S. Companies and the cumulative total return of companies on the NASDAQ Computer & Data Processing Services Stocks Index.

                                                                                         NASDAQ
   Measurement Period             SCS/Compute, Inc.           NASDAQ U.S.             Computer & DP
   ------------------             ----------------            -----------             -------------
   1/31/90                            $ 100                     $ 100                    $ 100
   1/31/91                               33                       104                      137
   1/31/92                               88                       158                      236
   1/31/93                               83                       179                      249
   1/31/94                               46                       204                      266
   1/31/95                               35                       195                      300

   Assumes $100 invested on January 31, 1990 in SCS/Compute, Inc., NASDAQ Index, and NASDAQ Computer and Data Processing Index. No dividends have been paid on the Common Stock during the five year period covered by the SCS/Compute, Inc. Stock Price Performance table.


                             DIRECTOR COMPENSATION

   Each member of the Board of Directors who is not a Company employee receives $1,500 per quarter for his services as a director and $600 for each Board of Directors meeting attended. Additionally, such persons receive $300 for each committee meeting attended which is not on the same day as a Board meeting and $120 for each committee meeting attended which is on the same day as a Board meeting. The Company pays the travel expenses of directors who are required to travel to Board and Committee meetings.

                   PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

   The Board of Directors, upon the recommendation of the Audit Committee, has appointed Price Waterhouse ("PW") as independent auditors of the Company for the fiscal year ending January 31, 1996.

   The Board of Directors will present for stockholder vote a resolution at the Annual Meeting that its appointment of PW as independent auditors of the Company for the fiscal year ending January 31, 1996 be ratified.

   Although this appointment is not required to be submitted to a vote of the stockholders, the Board believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of PW as principal independent auditors. If the stockholders should not ratify PW as independent auditors, the Audit Committee will investigate the reasons for stockholder rejection and the Board will reconsider the appointment.

   PW was engaged as the Company's independent auditors on November 14, 1991.
A representative of PW will be at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

   The Board of Directors recommends a vote "FOR" the appointment of Price Waterhouse as independent auditors.

                             STOCKHOLDER PROPOSALS

   The Company must receive any stockholder proposals intended to be presented at the 1996 Annual Meeting of stockholders no later than January 11, 1996 at the Company's principal executive offices at 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131.


                                 OTHER MATTERS

   The Board of Directors knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

   The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this proxy statement and the accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telefax, or personally by officers and employees of the Company who would not receive additional compensation therefore, will be borne by the Company.


                                                                    May 10, 1995

                                                         SCS/COMPUTE, INC.
                                             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                                          ON JUNE 7, 1995
The undersigned hereby appoints ROBERT W. NOLAN, Sr., ROBERT W. NOLAN, Jr., and CHARLES G. WILSON, and each of them, with or without the others, proxies, of the undersigned with full power of substitution, to vote as designated below, all shares of stock of SCS/Compute, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the Hyatt Regency, 1 St. Louis Union Station, St. Louis, Missouri, 63103, on
Wednesday, June 7, 1995, at 10:00 A.M. central daylight time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. Election of a Director
   Election of one director of the second class to hold office for a term of three (3) years expiring in 1998 or until his successor has been duly elected and qualified.
   FOR the nominee listed below    / /                                      WITHHOLD AUTHORITY    / /
                                                                            to vote for the nominee listed below
                                                        Dr. Irwin M. Jarett

2. To ratify the appointment of Price Waterhouse as independent auditors of the Corporation for the fiscal year ending
   January 31, 1996.

   FOR    / /             AGAINST    / /           ABSTAIN    / /

                                                                                  (Continued, and to be signed on other side)





3.  In their discretion, upon any other business which may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS(S). IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE LISTED AND "FOR" ITEM 2. THIS PROXY MAY BE
REVOKED PRIOR TO ITS EXERCISE.

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   Please mark, date and mail promptly in the enclosed envelope.


                                                                      Sign Here    ____________________________________________
                                                                                   (please sign exactly as name appears hereon)

                                                                           Sign    ____________________________________________
                                                                                   (executors, administrators, trustees, etc.,
                                                                                        should so indicate when signing)

                                                                                   ____________________________________________

                                                                           Date    ____________________________________________
